UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2024

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

125 Vista Boulevard Slingerlands, New York	12159
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2024, Plug Power Inc. (the “Company”) entered into a Debenture Purchase Agreement (the “Debenture Purchase Agreement”) with YA II PN, Ltd. (the “Investor”) under which the Company agreed to sell and issue to the Investor an unsecured convertible debenture in aggregate principal amount of $200.0 million (the “Convertible Debenture”) in exchange for the payment by the Investor to the Company of $190.0 million. The Company expects to close the issuance of the Convertible Debenture on or about November 12, 2024, subject to customary closing conditions, including the Company’s filing of a prospectus supplement registering the resale of the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issuable upon conversion of the Convertible Debenture. The Convertible Debenture ranks pari passu in right of payment with all other outstanding and future senior indebtedness of the Company. The Convertible Debenture will be issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Convertible Debenture bears interest at a rate of 6.00% per annum and is payable on the second year anniversary of the issuance date of the Convertible Debenture (the “Maturity Date”) or earlier redemption date. The interest rate will increase to a rate of 16.0% per annum upon the occurrence and during the continuance of an event of default under the Convertible Debenture.

The Convertible Debenture provides that the Investor may convert all or any portion of the principal amount of the Convertible Debenture, together with any accrued and unpaid interest thereon, at an initial conversion price of $2.90 (the “Fixed Price”), representing a conversion premium of 146% to the last reported sale price of the Company’s Common Stock on November 11, 2024. In certain circumstances, the Investor will be permitted to convert up to $22.5 million aggregate principal amount of the Convertible Debenture plus accrued and unpaid interest thereon, each calendar month beginning with December 2024, at a conversion price equal to the lower of the (1) Fixed Price and (2) 97.25% of the lowest daily volume-weighted average price for the Common Stock during the three trading days immediately preceding the applicable conversion date (the “Market Price”); provided that such Market Price is not less than a price that will be determined at the time of the execution of the Convertible Debenture (the “Floor Price”). The Fixed Price is subject to adjustment in certain circumstances including if the Company issues shares of Common Stock at price per share that is less than the Fixed Price or certain convertible securities with a conversion price that is less than the Fixed Price (the “Dilutive Price”), in which case the Fixed Price would be adjusted to equal the Dilutive Price, subject to certain exceptions. The Investor is not permitted to convert the Convertible Debenture to the extent that the shares of Common Stock deliverable upon conversion thereof would exceed 19.99% of the Company’s outstanding shares immediately prior to executing the Debenture Purchase Agreement (the “Exchange Cap”) without prior stockholder approval.

If (1) the volume-weighted average price of the Common Stock is below the Floor Price for a specified period of time, (2) the Company has issued more than 99% of the shares of Common Stock available under the Exchange Cap or (3) a registration default has occurred with respect to the resale registration statement registering the shares of Common Stock potentially underlying the Convertible Debenture, then the Investor may require the Company to amortize $22.5 million of the principal amount of the Convertible Debenture, a premium thereon equal to 2.75% of such principal amount and accrued interest thereon on a monthly basis, unless and until such event is cured in accordance with the provisions of the Convertible Debenture.

The Company has the right to redeem the Convertible Debenture if the volume-weighted average price of the Common Stock is less than the Fixed Price at a redemption price equal to 102.75% of the principal amount redeemed plus accrued and unpaid interest thereon. The Company also has the right to redeem the Convertible Debenture if the volume-weighted average price of the Common Stock is equal to or greater than the product of 1.3793 and the Fixed Price at a redemption price equal to 102.75% of the principal amount redeemed plus accrued and unpaid interest thereon or, in certain circumstances, 105.0% of the principal amount redeemed plus accrued and unpaid interest thereon.

The Convertible Debenture includes customary covenants and events of default that are typical for transactions of this type and certain affirmative and negative covenants.

The foregoing are only summaries of the material terms of the Debenture Purchase Agreement and the Convertible Debenture, and do not purport to be complete descriptions of the rights and obligations of the parties thereunder, and such summaries are qualified in their entirety by reference to the Debenture Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Debenture Purchase Agreement and the Convertible Debenture is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K relating to the Debenture Purchase Agreement, the Convertible Debenture and the shares of Common Stock that may be issued upon conversion of the Convertible Debenture is incorporated by reference into this Item 3.02. The Convertible Debenture was issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The shares of Common Stock that may be issued upon conversion of the Convertible Debenture will be issued pursuant to the same exemption or pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. A maximum of 182,148,267 shares of common stock may be issued upon conversion of the Convertible Debenture. The Company intends to file a resale registration statement for the resale of the Common Stock issuable upon conversion of the Convertible Debenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: November 12, 2024	By:	/s/ Paul Middleton
	Name:	Paul Middleton
	Title:	Chief Financial Officer